_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 13, 2004

         Sequoia Residential Funding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-103634	35-2170972
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway Suite 3160 Mill Valley, California	94941 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (415) 381-1765

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

In connection with the offering of the Sequoia Mortgage Trust 2004-1 Mortgage Pass-Through Certificates (the “Certificates”), Greenwich Capital Markets, Inc., as representative (the “Representative”) of the underwriters of the Certificates, has prepared certain materials (the “Collateral Term Sheet”) for distribution to its potential investors.  Although Sequoia Residential Funding, Inc. provided the Representative with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet.

For purposes of this Form 8-K, “Collateral Term Sheet” shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.  The Collateral Term Sheet is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Collateral Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       SEQUOIA RESIDENTIAL FUNDING, INC.

By:  /s/ John H. Isbrandtsen
 Name: John H. Isbrandtsen
 Title: Vice President

Dated:  January 13, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Collateral Term Sheet

Exhibit 99.1     Collateral Term Sheet (P)